UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2002

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code   952-893-0403

Item 5. Notification from Nasdaq on Minimum Bid Price Threshold

In a letter dated September 13, 2002, Nasdaq notified RTW, Inc. (RTW) that its stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq National Market. Accordingly, RTW has been provided 90 calendar days or until December 12, 2002 to regain compliance. In order to achieve compliance, the bid price of RTW’s common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days. The Company is considering its options to remedy the minimum bid price requirement including a reverse stock split.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: September 19, 2002	By	/s/ J. Alexander Fjelstad III

J. Alexander Fjelstad III Chief Executive Officer (Principal Executive Officer)